UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2013

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street

Chicago, Illinois 60602

(Address of principal executive offices)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on April 5, 2013.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expected. For us, these risks and uncertainties include, among others,

• general industry conditions and competition, including current global financial uncertainty;

• the impact of market volatility on revenue from asset-based fees;

• damage to our reputation resulting from claims made about possible conflicts of interest;

• liability for any losses that result from an actual or claimed breach of our fiduciary duties;

• financial services industry consolidation;

• liability related to the storage of personal information about our users;

• a prolonged outage of our database and network facilities;

• challenges faced by our non-U.S. operations; and

• the availability of free or low-cost investment information.

A more complete description of these risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2012. If any of these risks and uncertainties materialize, our actual future results may vary significantly from what we expected. We do not undertake to update our forward-looking statements as a result of new information or future events.

Investor Questions and Answers: March 2013

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to selected questions received through February 28, 2013. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Deferred Revenue

1.             At the end of 2012 deferred revenue was $146 million, which was down 11% vs. the third quarter and down 6% versus the year-ago period. Since deferred revenue is mainly subscriptions and similar prepaid fees for data/information, what explains this seemingly large decline? Historically deferred revenue trends have moved somewhat in line with overall revenues, so it’s a key question.

During the fourth quarter, we changed our interpretation of how to present deferred revenue for certain subscriptions and licenses sold on an installment basis, resulting in a $17.5 million reduction in deferred revenue. This change was not material from a financial standpoint and did not change our free cash flow or working capital.

Operating Margin

2.             In 2012 your incremental operating/EBIT margins were far higher than they’d been in recent years. Do you view this as sustainable or should investors view this as one-time blip or one-off development rather than a trend? As revenue growth has slowed over the past 6 quarters or so (acknowledging that growth resumed in 4Q), operating leverage has been elusive, so it seems like a key issue.

If revenue growth continues to improve, we would expect to see a corresponding improvement in operating margin. Two key items that contributed to our higher operating margin in 2012 were lower bonus expense (which improved the margin by 1.3 percentage points) and capitalized software expense (which improved the margin by 0.5 percentage points). Conversely, we had $3.2 million of one-time additional stock-based compensation expense in 2012 for accelerated vesting of restricted stock issued to a former executive in the structured credit research unit.

Sales Growth

3.             What specifically drove the resumption of y/y sales growth in the fourth quarter? What parts of your business have perked up and which are still suffering along with clients? You touched on these points in the release, but a bit more detail would be helpful, thanks.

With the exception of Investment Advisory Services and individual software (mainly Premium Memberships for Morningstar.com), most of our business lines had solid growth in the fourth quarter of 2012. Morningstar Direct was the biggest driver of organic revenue growth during the quarter and accounted for nearly one-third of the year-over-year increase. Equity Data and Structured Credit Ratings also made significant positive contributions, as did Morningstar Managed Portfolios, advisor software (including Morningstar Office and Portfolio Builder), Market Data, and Retirement Solutions.

VA-Related Investment Consulting

4.             What inning of your VA-related customers’ retrenchment do you think we’re in? This is important because each dollar of fees in investment management/consulting is far higher margin than in investment information (thus exacerbating the impact of that unit on the bottom line).

The variable annuity (VA) industry still had about $1.5 trillion of assets as of year-end 2012 based on data from Cerulli Associates, so it remains sizeable. However, many VA providers have been under pressure with record-low interest rates, which cause a rapid increase in the liability associated with the minimum future payments offered by variable annuities. This environment has prompted many players to exit the industry or stop selling VAs.

We don’t know what inning of this retrenchment we’re in, but we expect it to persist. Clients in the variable annuity industry made up about 15% of our Investment Management segment revenue in 2012. Because the industry continues to face challenges, we expect there will be further pressure on revenue from clients in the variable annuity industry.

Investment Management Segment Revenue

5.             In 4Q12, you reported $32 million of revenue in [the] investment management segment which was close to flat on a sequential basis (+0.2%) with 3Q12. A few questions:

The loss of the client from April 2012 should have been fully reflected in both 3Q12 and 4Q12 so this should not have impacted the flattish sequential revenues from 3Q12 to 4Q12. Is the decline in Investment Advisory Services assets (from $142 billion to $94 billion) therefore the main driver of why this segment was flattish sequentially? If these assets generated 4 basis points in annual revenue (~1 basis point in quarterly revenue), and was realized for a full quarter then this would be ~$5 million in revenue which would explain the sequential revenue number. Or is there another driver underlying driver in the midst of what you refer to as “asset inflows and market performance” in this segment?

You’re correct that the loss of revenue from the Investment Management client that began managing several fund-of-fund portfolios in-house in April 2012 was fully reflected in our results for both the third and fourth quarters of 2012. In addition, a change in the scope of services we provide to an existing client during the fourth quarter of 2012 lowered our assets by about $42.9 billion. This also had a negative effect on revenue trends in the fourth quarter.

Client Diversification

6.             Can you provide sense of how diversified the remaining assets are in the Investment Advisory Services are? How many more assets would be exposed to pressures like those faced by the variable annuity industry? Trying to get sense of how stable these assets can be on going forward basis as there has been significant variability (both up and down) from quarter to quarter.

The bright side of some of the client losses we’ve experienced is that our remaining client base is more diversified. In addition, we’ve taken steps to diversify our revenue stream across a greater number of clients through new account acquisition (adding more clients) as well as expanding our product offerings into other services that have lower revenue volatility and attractive margins.

Your question asks about asset diversification, but we would point to revenue diversification as a more relevant measure because our fee levels vary significantly by client; in other words, not all assets carry the same fees. Our largest customer for Investment Advisory Services made up 11% of segment revenue in 2012, but we expect this percentage to decline over time as we diversify our revenue across a greater number of clients. As mentioned above, we estimate that clients in the variable annuity industry made up about 15% of Investment Management segment revenue in 2012, but this total declined to less than 10% of revenue for the fourth quarter of 2012.

Investment Management Fees

7.             Also, can you give approximate fee you receive for the various services that you report in this segment? I believe that Retirement Solutions would be highest, and then Investment Advisory and Managed Portfolios would be lower. Possibly significantly lower. Please discuss.

We charge asset-based fees for Morningstar Managed Portfolios. The management fee is based on a tiered schedule that depends on the client’s average daily portfolio balance. Fees for our mutual fund and ETF portfolios generally range from 30 to 40 basis points. We charge 55 basis points for the Select Stock Baskets, which are a managed account service consisting of individually customized stock portfolios based on Morningstar’s indexes and independent equity research.

We do not disclose a fee range for our Investment Advisory Services and Retirement Solutions businesses because our fee structures vary by client based on the services we offer. In addition, we believe disclosing a fee range would be detrimental to our competitive position. In general, though, our fees for managed retirement accounts are typically higher than those for Investment Advisory and other services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: March 1, 2013	By:	/s/ Scott Cooley
Scott Cooley
Chief Financial Officer